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                                                                   EXHIBIT 99.01


              [STATE OF LOUISIANA GAMING CONTROL BOARD LETTERHEAD]


                               September 27, 2000


Jazz Casino Company, LLC         VIA CERTIFIED MAIL NO. 7099 3400 0007 1972 8523
One Canal Place                  RETURN RECEIPT REQUESTED
365 Canal Street, Suite 900
New Orleans, Louisiana 70130

Jazz Casino Company, LLC         VIA CERTIFIED MAIL NO. 7099 3400 0007 1972 8554
512 South Peters                 RETURN RECEIPT REQUESTED
New Orleans, Louisiana 70130

ATTENTION: FREDERICK W. BURFORD, PRESIDENT AND CEO

Harrah's New Orleans Management  VIA CERTIFIED MAIL NO. 7099 3400 0007 1972 8486
  Company                        RETURN RECEIPT REQUESTED
1023 Cherry Road
Memphis, Tennessee 38117

ATTENTION: PRESIDENT

Re: Notice of default under Sec. 9.5 of the Amended and Renegotiated Casino
    Operating Contract ("COC")

Dear Mr. Burford:

     This letter is to formally advise you that the Louisiana Gaming Control Board ("Board") has found, evidenced in the September 19, 2000 Resolution attached, that Jazz Casino Company, L.L.C. ("JCC") is in default of Section 9.5(c) of the COC, relative to performance and payment of debt obligations.

     Specifically, the Board found that JCC has failed to demonstrate by clear and convincing evidence that JCC has the continuing ability to pay exchange, refinance or extend its debt that will mature or otherwise become due and payable during the twelve month period commencing on July 1, 2000. This decision is based upon the statements contained in quarterly financial stability certification filed with this Board on July 24, 2000 as well as an investigation completed by the Louisiana State Police and Louisiana Attorney General's Office and subsequently reported to the Board.
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Jazz Casino Company, LLC
September 27, 2000
Page 2


         In accordance with Section 9.5(e) of the COC, JCC is hereby notified that, unless the COC is terminated earlier, JCC has six (6) months after receipt of this Notice to cure the default relative to Section 9.5(c). The Board, hereby reserves any and all other rights under the COC and under its general regulatory authority, including particularly the rights granted in Section 9.5(e) of the COC, to take any further action it deems necessary to enforce terms of the COC.

         Thank you for your attention to this matter.

                                    Sincerely yours,

                                    /s/ HILLARY J. CRAIN

                                    Hillary J. Crain
                                    Chairman, Louisiana Gaming Control Board

HJC:WJQ:jll
Enclosure
cc:      Constance A. Koury, First Assistant Attorney General
         E. Kay Kirkpatrick, Deputy Attorney General
         William J. Quinlan, Jr., Director, Gaming Division
         Lt. George H. "C-Bo" Dean, Supervisor, Louisiana State
           Police--Landbased Casino Division
         Charlotte McGarr, Audit Manager, Louisiana State Police--Landbased
           Casino Division
         John S. Campbell, Jr., Esq.
         A. Michael Dufilho, Esq.
         Basile J. Uddo, Esq.
         David J. Satz, Esq.